                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of International Rectifier Corporation on Form S-8 of our report dated May 30, 1996, on our audits of the financial statements of International Rectifier Corporation Retirement Savings Plan as of December 31, 1995 and 1994, and for the year ended December 31, 1995, which report is included in this Annual Report on Form 11-K.



COOPERS & LYBRAND L.L.P.


/s/ Coopers & Lybrand L.L.P.



Newport Beach, California
June 21, 1996